Exhibit 10.2

EXECUTION VERSION

VOTING, SUPPORT AND NON-REDEMPTION AGREEMENT

This VOTING, SUPPORT AND NON-REDEMPTION AGREEMENT (this “Agreement”) is entered into this 28th day of July, 2021, by and between Swvl Inc., a company limited by shares incorporated under the laws of the British Virgin Islands (“Swvl”) and the undersigned (“Holder”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Business Combination Agreement (as defined below).

WHEREAS, as of the date hereof, Holder “beneficially owns” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) and has the sole power to dispose of (or sole power to cause the disposition of) and the sole power to vote (or sole power to direct the voting of) the number of Class A Ordinary Shares, par value $0.0001 per share (the “Shares”), of Queen’s Gambit Growth Capital, a Cayman Islands exempted company with limited liability (“SPAC”), set forth on Holder’s signature page hereto (such Shares, together with any other Shares acquired by Holder or with respect to which Holder otherwise becomes entitled to exercise voting power and dispositive power during the Restricted Period (as defined below), the “Covered Shares”); and

WHEREAS, SPAC and Swvl are, together with the other parties signatory thereto, concurrently entering into that certain Business Combination Agreement, dated as of the date hereof (as it may be amended, restated or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Voting Agreement; No Redemption.

1.1 Voting Agreement. Holder hereby unconditionally and irrevocably agrees that, during the period from the date hereof through the date on which this Agreement terminates in accordance with Section 4 (such period, the “Restricted Period”), at any duly called meeting of the shareholders of SPAC (or any adjournment or postponement thereof), and in any action by written resolution of the shareholders of SPAC requested by the SPAC Board or undertaken as contemplated by the Transactions, Holder shall, if such a meeting of shareholders is held, appear at such meeting, in person or by proxy, or otherwise cause all of the Covered Shares to be counted as present thereat for purposes of establishing a quorum, and it shall vote or consent (or cause to be voted or consented), in person or by proxy or consent, all of the Covered Shares (i) in favor of the adoption of the Business Combination Agreement and approval of the Transactions (and any actions required in furtherance thereof), (ii) in favor of the Required SPAC Proposals set forth in the Proxy Statement, (iii) for any proposal to adjourn or postpone the applicable meeting to a later date if (and only if) there are not sufficient votes for approval of the Business Combination Agreement and any other Required SPAC Proposals related thereto as set forth in the Proxy Statement on the date on which such meeting is held, and (iv) against the following actions or proposals: (A) any SPAC Alternative Transaction or any proposal in opposition to approval of the Business Combination Agreement or the other Required SPAC Proposals or in competition with or inconsistent with the Business Combination Agreement; (B) (1) any change in the present dividend policy or capitalization of SPAC or any amendment to the SPAC Articles of Association, except to the extent expressly contemplated by the Business Combination Agreement or any Required SPAC Proposal, (2) any liquidation, dissolution or other change in SPAC’s corporate structure or business, except to the extent expressly contemplated by the Business Combination Agreement or any Required SPAC Proposal, (3) any action, proposal, transaction or agreement that would reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty or other obligation or agreement of Holder under this Agreement, or (4) any other action or proposal involving SPAC or any of its subsidiaries that is intended or would reasonably be expected to prevent, impede, interfere with, delay, postpone or adversely affect the Transactions; and (C) any action, proposal, transaction or agreement that would reasonably be expected to result in a breach in any respect of any representation, warranty, covenant, obligation or agreement of SPAC contained in the Business Combination Agreement. The obligations of Holder specified in this Section 1.1 shall apply whether or not any of the Transactions or any action described above is recommended by the SPAC Board or any committee thereof.

1.2 No Redemption. Holder hereby unconditionally and irrevocably agrees that Holder shall not, and shall cause its affiliates not to, redeem, elect to redeem or tender or submit for redemption any Covered Shares (or any Holdings Common Shares A received in exchange therefor) pursuant to or in connection with the Redemption Rights or otherwise (a “Redemption”). The obligations of Holder specified in this Section 1.2 shall apply whether or not any of the Transactions or any action described above is recommended by the SPAC Board or any committee thereof. For purposes of this Agreement, “affiliate” of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

2. Representations, Warranties and Agreements.

2.1 Holder’s Representations, Warranties and Agreements. Holder hereby represents and warrants to Swvl and acknowledges and agrees with Swvl as follows:

2.1.1 If Holder is not an individual, Holder has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with the requisite entity power and authority to enter into, deliver and perform its obligations under this Agreement. If Holder is an individual, Holder has the authority to enter into, deliver and perform its obligations under this Agreement.

2.1.2 If Holder is not an individual, this Agreement has been duly authorized, validly executed and delivered by Holder. If Holder is an individual, the signature on this Agreement is genuine, and Holder has legal competence and capacity to execute the same. This Agreement is enforceable against Holder in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

2.1.3 The execution and delivery by Holder of this Agreement, and the performance by Holder of its obligations under this Agreement, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Holder pursuant to the terms of: (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Holder is a party or by which Holder is bound or to which any of the property or assets of Holder is subject, which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of Holder, taken as a whole (a “Holder Material Adverse Effect”), or materially affect the legal authority of Holder to comply in all material respects with the terms of this Agreement; (ii) if Holder is an entity, the organizational documents of Holder; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Holder or any of Holder’s properties that would reasonably be expected to have a Holder Material Adverse Effect or materially affect the legal authority of Holder to comply in all material respects with this Agreement.

2.1.4 Holder’s signature page hereto sets forth the number of Shares over which Holder has beneficial ownership as of the date hereof. As of the date hereof, Holder is the beneficial owner of the Shares denoted as being beneficially owned by Holder on the signature page hereto and Holder has the sole power to vote (or sole power to direct the voting of) such Shares. [Each Holder acknowledges and represents that (i) the dispositive and voting power over the Shares beneficially owned by such Holder is held by a single person, (ii) such person has the sole power to dispose of (or sole power to cause the disposition of) and the sole power to vote (or sole power to direct the voting of) all Shares beneficially owned by such Holder, and (iii) no other person (including, for the avoidance of doubt, any other Holder) has any power to dispose of (or to cause the disposition of) or to vote (or to direct the voting of) such Shares.]1 Holder has good and valid title to the Shares denoted as being beneficially owned by Holder on the signature page hereto, free and clear of any and all Liens other than those created or permitted by this Agreement and those imposed by applicable law, including federal and state securities laws. Except for the Shares denoted on the signature page hereto and any SPAC Warrants beneficially owned by the Holder, as of the date of this Agreement, Holder is not a beneficial owner or record holder of any (i) equity securities of SPAC, (ii) securities of SPAC having the right to vote on any matters on which the holders of equity securities of SPAC may vote or which are convertible into or exchangeable for, at any time, equity securities of SPAC, or (iii) options or other rights to acquire from SPAC any equity securities or securities convertible into or exchangeable for equity securities of SPAC except as contemplated by the Transaction Documents.

2.1.5 Holder acknowledges and represents that Holder has received such information as Holder deems necessary in order to make an investment decision with respect to the Covered Shares and to enter into this Agreement. Without limiting the generality of the foregoing, Holder has not relied on any statements or other information provided by SPAC or Swvl in making its decision to enter into, deliver and perform its obligations under this Agreement. Holder further acknowledges that that there have been no representations, warranties, covenants or agreements made to Holder by Swvl or any of its officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements expressly set forth in this Agreement. Holder acknowledges that the agreements contained herein with respect to the Covered Shares held by Holder are irrevocable.

[1]	Note to Draft: To be included if multiple Holders executing a single Voting, Support and Non-Redemption Agreement.

2.1.6 Holder is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), including any group acting for the purpose of acquiring, holding or disposing of equity securities of SPAC or Holdings (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

2.1.7 Holder understands and acknowledges that Swvl is entering into the Business Combination Agreement in reliance upon the execution and delivery of this Agreement by Holder.

2.1.8 Holder (i) has not entered into any voting agreement or voting trust with respect to Holder’s Covered Shares inconsistent with Holder’s obligations pursuant to this Agreement, (ii) has not granted a proxy, a consent or power of attorney with respect to Holder’s Covered Shares and (iii) has not entered into any agreement or taken any action that would make any representation or warranty of Holder contained herein untrue or incorrect in any material respect or have the effect of preventing Holder from performing any of its obligations under this Agreement.

2.1.9 There is no Action pending against Holder or, to the knowledge of Holder, threatened against Holder that challenges the beneficial or record ownership of Holder’s Covered Shares, the validity of this Agreement or the performance by Holder of its obligations under this Agreement.

2.2 Representations, Warranties and Agreements of Swvl. Swvl hereby represents and warrants to Holder and acknowledges and agrees with Holder as follows:

2.2.1 Swvl is duly organized and validly existing under the laws of its jurisdiction of formation, with corporate (or equivalent) power and authority to enter into, deliver and perform its obligations under this Agreement.

2.2.2 This Agreement has been duly authorized, executed and delivered by Swvl and is enforceable against Swvl in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

2.2.3 The execution, delivery and performance of this Agreement (including compliance by Swvl with all of the provisions hereof) and the consummation of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any of the terms of any material contract, or other agreements or instrument to which Swvl is a party or by which Swvl or any of its assets may be bound, (ii) result in any violation of the provisions of the organizational documents of Swvl, as applicable or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Swvl or any of its properties, as applicable, that would reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of Swvl, taken as a whole, or materially affect the legal authority of Swvl to comply in all material respects with this Agreement.

3. Additional Covenants.

3.1 Holder agrees that, during the Restricted Period, except as contemplated by the Business Combination Agreement and the Transactions, it shall not, and shall cause its affiliates not to, without Swvl’s prior written consent (which consent may be given or withheld by Swvl in its sole discretion): (i) offer for sale, sell (including short sales), transfer, tender, pledge, convert, encumber, assign or otherwise dispose of (including by gift, merger, tendering into any tender offer or exchange offer or otherwise) (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to, a Transfer of, any or all of the Covered Shares; (ii) grant any proxies or powers of attorney with respect to any or all of the Covered Shares; or (iii) permit to exist any Lien with respect to any or all of the Covered Shares other than those created by this Agreement; provided, that any Lien with respect to Covered Shares that would not prevent, impair or delay Holder’s ability to comply with the terms and conditions of this Agreement shall be permitted and will not be deemed to violate the restrictions contained above. Notwithstanding the foregoing, this Section 3.1 shall also not prohibit a Transfer of Covered Shares by Holder to an affiliate of Holder; provided, that such Transfer shall be permitted only if, prior to or in connection with such Transfer, the transferee agrees in writing, reasonably satisfactory in form and substance to Swvl, to assume all of the obligations of Holder hereunder and to be bound by the terms of this Agreement. Any transfer in violation of this Section 3.1 shall be null and void ab initio.

3.2 In the event of a share dividend or distribution, or any change in the Covered Shares by reason of any share dividend or distribution, split-up, recapitalization, combination, conversion, exchange of shares or the like, the term “Covered Shares” shall be deemed to refer to and include the Covered Shares as well as all such share dividends and distributions and any securities into which or for which any or all of the Covered Shares may be changed or exchanged or which are received in such transaction. Holder agrees, while this Agreement is in effect, to notify Swvl promptly in writing (including by e-mail) of the number of any additional Covered Shares acquired by Holder, if any, after the date hereof.

3.3 Stop Transfers. Holder agrees with, and covenants to, Swvl that Holder shall not request that SPAC register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Covered Shares during the term of this Agreement without the prior written consent of Swvl, in its sole discretion, other than pursuant to a transfer permitted by Section 3.1.

3.4 No Inconsistent Agreements. Holder hereby covenants and agrees that, except for this Agreement, Holder shall not, at any time while this Agreement remains in effect, (i) enter into any voting agreement or voting trust with respect to Holder’s Covered Shares (or any Holdings Common Shares A received in exchange therefor) inconsistent with Holder’s obligations pursuant to this Agreement, (ii) grant a proxy, a consent or power of attorney with respect to Holder’s Covered Shares (or any Holdings Common Shares A received in exchange therefor) or

(iii) enter into any agreement or take any action that would make any representation or warranty of Holder contained herein untrue or inaccurate in any material respect or have the effect of preventing or disabling Holder from performing any of its obligations under this Agreement.

3.5 Non-Circumvention. Each party hereto agrees that it shall not, and shall cause its affiliates not to, indirectly accomplish that which such party is not permitted to accomplish (or take any action that such holder is not permitted to take) directly under this Agreement pursuant to provisions of this Agreement that have not been terminated pursuant to Section 4.

3.6 Effective Lodgement of Proxy. The Holder agrees to take any additional actions required or deemed to be practical and/or necessary in order for the Holder to provide an effective grant of proxy pursuant to the Amended and Restated Memorandum and Articles of Association of the SPAC (as amended from time to time) (including the execution and delivery of such proxies, and the delivery and lodgement of such proxies) in order to consummate the transactions contemplated by this Agreement.

4. Termination.

. This Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) the Closing, (b) such date and time as the Business Combination Agreement is validly terminated in accordance with its terms or (c) the mutual written agreement of each of the parties hereto to terminate this Agreement; provided, that nothing herein will relieve any party from liability for any Willful Breach hereof prior to the time of termination, or Fraud, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. Notwithstanding anything to the contrary herein, the provisions of Section 5 shall survive the termination of this Agreement.

5. Miscellaneous.

5.1 Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the transactions contemplated by this Agreement.

5.1.1 Holder acknowledges that Swvl and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Agreement. Prior to the Closing, Holder agrees to promptly notify Swvl if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate (subject to any qualification as to materiality applicable thereto).

5.1.2 Each of Holder and Swvl is entitled to rely upon this Agreement and is irrevocably authorized to produce this Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

5.1.3 Holder shall pay all of its own expenses in connection with this Agreement and the transactions contemplated herein.

5.1.4 Holder shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement on the terms and conditions described herein.

5.2 Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) Business Days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i)	If to Swvl:

Swvl Inc.

The Offices 4, One Central

Dubai, United Arab Emirates

Attention: Mostafa Kandil, Chief Executive Officer

Email: mk@swvl.com

with copies to:

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019

Attention: O. Keith Hallam, III; Nicholas A. Dorsey; Richard Hall

Email: khallam@cravath.com; ndorsey@cravath.com; rhall@cravath.com

(ii)	If to Holder, to such address or addresses set forth on the signature page hereto.

5.3 Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof, including any commitment letter(s) entered into relating to the subject matter hereof.

5.4 Modifications and Amendments. This Agreement may not be amended, modified, supplemented or waived (i) except by an instrument in writing, signed by the party against whom enforcement of such amendment, modification, supplement or waiver is sought and (ii) without the prior written consent of Swvl; provided that any provision of this Agreement may be waived, in whole or in part, by a party on such party’s own behalf without the prior consent of any other party.

5.5 Assignment. Except for transfers permitted by Section 3.1, neither this Agreement nor any rights, interests or obligations that may accrue to the parties hereunder may be transferred or assigned without the prior written consent of each of the other parties hereto.

5.6 Benefit.

5.6.1 Except as otherwise provided herein, this Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns. This Agreement shall not confer rights or remedies upon any person other than the parties hereto and their respective successors and assigns.

5.6.2 Holder acknowledges and agrees that (i) this Agreement is being entered into in order to induce Swvl to execute and deliver the Business Combination Agreement and without the representations, warranties, covenants and agreements of Holder hereunder, Swvl would not enter into the Business Combination Agreement and (ii) Swvl may directly enforce (including by an action for specific performance, injunctive relief or other equitable relief) each of the covenants and agreements of Holder under this Agreement.

5.7 Governing Law. This Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Agreement, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

5.8 Consent to Jurisdiction; Waiver of Jury Trial. Each of the parties irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware, provided, that if subject matter jurisdiction over the matter that is the subject of the legal proceeding is vested exclusively in the U.S. federal courts, such legal proceeding shall be heard in the U.S. District Court for the District of Delaware (together with the Court of Chancery of the State of Delaware “Chosen Courts”), in connection with any matter based upon or arising out of this Agreement. Each party hereby waives, and shall not assert as a defense in any legal dispute, that (i) such person is not personally subject to the jurisdiction of the Chosen Courts for any reason, (ii) such legal proceeding may not be brought or is not maintainable in the Chosen Courts, (iii) such person’s property is exempt or immune from execution, (iv) such legal proceeding is brought in an inconvenient forum or (v) the venue of such legal proceeding is improper. Each party hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 5.2, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Notwithstanding the foregoing in this Section 5.8, a party may commence any action, claim, cause of action or suit in a court other than the Chosen Courts solely for the purpose of enforcing an order or judgment issued by the Chosen Courts. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT

MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT. FURTHERMORE, NO PARTY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

5.9 Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

5.10 No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

5.11 Remedies.

5.11.1 The parties agree that Swvl would suffer irreparable damage if this Agreement is not performed or the Closing is not consummated in accordance with its specific terms or this Agreement is otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such damage. It is accordingly agreed that Swvl shall be entitled to equitable relief, including in the form of an injunction or injunctions, to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, including Holder’s obligations to vote its Covered Shares as provided in this Agreement, without proof of actual damages or the inadequacy of monetary damages as a remedy, in an appropriate court of competent jurisdiction as set forth in Section 5.8, this being in addition to any other remedy to which any party is entitled at law or in equity, including money damages. The right to specific enforcement shall include the right of Swvl to cause Holder to cause the transactions contemplated hereby to be consummated on the terms and subject to the conditions and limitations set forth in this Agreement. The parties hereto further agree (i) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, (ii) not to assert that a remedy of specific enforcement pursuant to this Section 5.11 is unenforceable, invalid, contrary to applicable law or inequitable for any reason and (iii) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate. In connection with any Action for which Swvl is being granted an award of money damages, Holder agrees that such damages shall not be limited to an award of out-of-pocket fees and expenses related to the Business Combination Agreement.

5.11.2 The parties acknowledge and agree that this Section 5.11 is an integral part of the transactions contemplated hereby and without that right, the parties hereto would not have entered into this Agreement.

5.11.3 In any dispute arising out of or related to this Agreement, or any other agreement, document, instrument or certificate contemplated hereby, or any transactions contemplated hereby or thereby, the applicable adjudicating body shall award to the prevailing party, if any, the costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the dispute and the enforcement of its rights under this Agreement or any other agreement, document, instrument or certificate contemplated hereby and, if the adjudicating body determines a party to be the prevailing party under circumstances where the prevailing party won on some but not all of the claims and counterclaims, the adjudicating body may award the prevailing party an appropriate percentage of the costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the adjudication and the enforcement of its rights under this Agreement or any other agreement, document, instrument or certificate contemplated hereby or thereby.

5.12 Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Agreement shall survive the Closing.

5.13 No Broker or Finder. Holder represents and warrants to Swvl that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on Swvl. Holder agrees to indemnify and save Swvl harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of Swvl and to bear the cost of legal expenses incurred in defending against any such claim.

5.14 Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

5.15 Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

5.16 Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party has not breached will not detract from or mitigate the fact that such party is in breach of the first representation, warranty, or covenant.

5.17 Mutual Drafting. This Agreement is the joint product of the parties hereto and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties hereto and shall not be construed for or against any party.

5.18 Consent to Disclosure. Holder hereby consents to the publication and disclosure in the Proxy Statement and the Registration Statement (and, as and to the extent otherwise required by the applicable securities laws or the SEC or any other securities authorities, any other documents or communications provided by SPAC or Swvl to any Governmental Authority or to securityholders of SPAC) of Holder’s identity and beneficial ownership of Covered Shares and the nature of Holder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by SPAC or Swvl, a copy of this Agreement. Holder will promptly provide any information reasonably requested by SPAC or Swvl for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

5.19 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Swvl any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares.

5.20 Certificates. Promptly following the date of this Agreement, Holder shall advise SPAC’s transfer agent in writing that Holder’s Covered Shares are subject to the restrictions set forth herein and, in connection therewith, provide SPAC’s transfer agent in writing with such information as is reasonable to ensure compliance with such restrictions.

5.21 No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship between Holder, on the one hand, and Swvl, on the other hand, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties.

5.22 No Recourse. Notwithstanding anything to the contrary contained herein or otherwise, but without limiting any provision in the Business Combination Agreement or any other Transaction Document, this Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the transactions contemplated hereby, may only be made against the entities and Persons that are expressly identified as parties to this Agreement in their capacities as such and no former, current or future shareholders, equity holders, controlling persons, directors, officers, employees, general or limited partners, members, managers, agents or affiliates of any party hereto, or any former, current or future direct or indirect shareholder, equity holder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

[Signature Page Follows]

IN WITNESS WHEREOF, each of Swvl and Holder has executed or caused this Voting, Support and Non-Redemption Agreement to be executed by its duly authorized representative as of the date set forth below.

SWVL

SWVL INC.

By:
Name:
Title:

Signature Page to Voting, Support and Non-Redemption Agreement

HOLDER

[HOLDER]

By:
Name:
Title:

Shares:

Notice Address:

Signature Page to Voting, Support and Non-Redemption Agreement